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                                                                  EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                          CONTACT:
                                          CATHERINE M. BIFFIGNANI
                                          VICE PRESIDENT, INVESTOR RELATIONS
                                          314-645-6600

                                            [KV logo]
FOR IMMEDIATE RELEASE


        KV PHARMACEUTICAL SIGNS POA/VITAFLO SCANDINAVIA AB TO MARKET
            WOMEN'S HEALTH PRODUCTS IN FIVE SCANDINAVIAN MARKETS


     KV ADDS TO ITS PRESTIGIOUS INTERNATIONAL LICENSING PARTNERSHIPS FOR
                       GYNAZOLE-1(R) AND CLINDESSE(TM)

St. Louis, MO - September 19, 2005 - KV Pharmaceutical Company (NYSE:
KVa/KVb) today announced that it has concluded a licensing agreement with Vitaflo Scandinavia AB for its two NDA products, Gynazole-1(R) (butocanzole nitrate 2% vaginal cream) for yeast infections from Candida, and Clindesse(TM) (clindamycin phosphate 2% vaginal cream) for bacterial vaginosis (BV).

This latest agreement adds Sweden, Denmark, Norway, Finland and Iceland, to the list of more than 50 markets worldwide in which KV has licenses in place for the sale of Gynazole-1(R), and it's the fourth international licensing announcement for the more recently introduced Clindesse(TM). Vitaflo will market KV's proprietary Gynazole-1(R) product in the E.U. under the trade name Gynafem(TM). The Company expects the subject of the first launch to be Gynazole-1(R) during calendar 2006 with Clindesse(TM) to follow. Under the terms of the agreement, KV will receive licensing fees and manufacturing revenues for both products.

Gynazole-1(R) (butocanzole nitrate 2% vaginal cream) is KV's proprietary prescription one-dose vaginal cream for the treatment of yeast infections caused by Candida. Clindesse(TM) (clindamycin phosphate 2% vaginal cream) is the first single-dose treatment for bacterial vaginosis (BV), the most common form of vaginitis. Both Gynazole-1(R) and Clindesse(TM) are the fastest growing products in branded market share for their categories, currently at approximately 30% and 17% of new prescriptions, respectively. Both products utilize KV's proprietary VagiSite(TM) bioadhesive drug delivery technology and are the first approved single-dose prescription cream therapies for patients suffering from vaginal yeast infections from Candida and bacterial vaginosis, the most common form of vaginitis, respectively.


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Marc S. Hermelin, Vice Chairman of the Board and CEO of KV stated,
"Gynazole-1(R) and Clindesse(TM) offer significant innovation for patients. We believe the convenience of these products will be compelling to both physicians and their patients as we continue to expand our international presence with our latest partner, Vitaflo. The outstanding success of both these products in the U.S. is a good indicator of their untapped potential in international arenas as they are promoted by our outstanding partners."

Additional Safety Information about Gynazole-1(R) and Clindesse(TM):

GYNAZOLE-1(R) (BUTOCONAZOLE NITRATE) VAGINAL CREAM 2%

Gynazole-1(R) is indicated for the local treatment of vulvovaginal candidasis. The diagnosis should be confirmed by the KOH smears and/or cultures. Gynazole-1(R) is safe and effective in non-pregnant women; however, the safety and effectiveness in pregnant women has not been established.

Gynazole-1(R) is contraindicated in patients with a history of hypersensitivity to any of the components in the product.

Gyanzole-1(R) contains mineral oil, which may weaken latex or rubber products such as condoms or vaginal contraceptive diaphragms; therefore, use of such products within 72 hours following treatment with Gynazole-1(R) is not recommended. Recurrent vaginal yeast infections, especially those that are difficult to eradicate, can be an early sign of infection with the human immunodeficiency virus (HIV) in women who are considered at risk for HIV infection. If clinical symptoms persist, tests should be repeated to rule out other pathogens, to conform original diagnosis, and to rule out other conditions that may predispose a patient to recurrent vaginal fungal infections.

CLINDESSE(TM) (CLINDAMYCIN PHOSPHATE) VAGINAL CREAM, 2%

Clindesse(TM) is contraindicated in individuals with a history of hypersensitivity to clindamycin, lincomycin, or any of the components of this vaginal cream, and in individuals with a history of regional enteritis, ulcerative colitis, or a history of "antibioitic-associated" colitis. There are no adequate and well controlled studies of Clindesse(TM) in pregnant women.

Clindesse(TM) contains mineral oil that may weaken latex or rubber products such as condoms or vaginal contraceptive diaphragms. Therefore, the use of such barrier contraceptives is not recommended concurrently or for 5 days following treatment with Clindesse(TM). During this time period, condoms may not be reliable for preventing pregnancy or for protecting against transmission of HIV or other sexually transmitted diseases.

Pseudo membranous colitis has been reported with nearly all antibacterial agents, including clindamycin. Orally and parenterally administered clindamycin has been associated with severe


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colitis. Therefore, it is important to consider this diagnosis in patients who present with diarrhea subsequent to the administration of clindamycin, even though there is minimal systemic absorption of clindamycin from the vagina with administration of Clindesse(TM) cream.

In clinical trials totaling 368 women associated with a single dose of Clindesse(TM), 1.6% of the patients discontinued therapy due to adverse events. The most frequently reported adverse events were vaginosis fungal (14.1%), vulvovaginal pruritus (3.3%), and headache (2.7%).

ABOUT VITAFLO SCANDINAVIA AB

Vitaflo is a young organization with great potential. The turnover has more than doubled each year since 2000. The last year's top line increased more than 65% and the first 6 months of this year the turn over increased 75%. Strategically Vitaflo is organized in four Geografic areas that include pharmaceuticals (Female Care, Dermatology, Gastro, Medical Odontology, Medical Nutrition, Pediatrics, and Vaccines).

For further information about Vitaflo Scandinavia AB, please visit the Company's corporate website at www.vitaflo.net

ABOUT KV PHARMACEUTICAL COMPANY

KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures and markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary. KV has consistently ranked as one of America's fastest growing small companies, most recently by Forbes in its November 2004 issue.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.

SAFE HARBOR

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, regulatory approvals, market position, expenditures and financial results, are forward-looking statements.


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All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing; (5) new product development and launch including but not limited to the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials;
(8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting international regulatory approvals, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; and (14) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this report.